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                                                                    EXHIBIT 10.1
                                                                  EXECUTION COPY



      MOTOROLA, INC./NEXTEL COMMUNICATIONS, INC./NEXTEL INTERNATIONAL, INC.
                           MEMORANDUM OF UNDERSTANDING


            This Memorandum of Understanding ("MOU") establishes certain joint commitments and agreements between Motorola, Inc.("Motorola"), Nextel International, Inc. ("NII"), and Nextel Communications, Inc. ("Nextel"), regarding certain funding obligations of Nextel to NII, certain obligations of Motorola to exercise certain warrants for common stock of Nextel and to provide financing to NII, and certain other matters as set forth herein.

SECTION I. IN CONSIDERATION OF THE COMMITMENTS AND AGREEMENTS SET FORTH HEREIN, MOTOROLA AGREES AS FOLLOWS:

A. Motorola currently holds Warrants for Common Stock (Class A, $0.001 par value) previously received from Nextel which entitle Motorola to purchase a total of 2,890,000 shares of Class A Common Stock of Nextel (the "Warrants"). Each Warrant has an exercise price of $15.00 per share. Such Warrants have expiration dates which range from October 1, 1999 to June 30, 2002. Motorola hereby agrees to exercise all such outstanding Warrants not later than May 7, 1999.

B. Subject to NII's receipt of the working capital to be made available to it by Nextel as provided in Sections II.A, and II.B. of this MOU, Motorola agrees that it shall provide to NII senior secured financing, on terms and conditions as provided in the NII $56.65 Million Incremental Senior Secured Facility termsheet attached hereto, in an amount not to exceed $56.65 million.


SECTION II. IN CONSIDERATION OF THE COMMITMENTS AND AGREEMENTS SET FORTH HEREIN, NEXTEL AGREES AS FOLLOWS:

A. Upon Motorola's exercise of the Warrants as set forth above, Nextel agrees that it shall immediately transfer the entire proceeds realized from such sale of Class A Common Shares resulting from such Warrant exercise ($43.35 Million) to the account of NII as equity for use by NII as working capital and for other corporate purposes.

B. Not later than May 7, 1999, Nextel shall transfer a minimum of $50 Million to the account of NII as equity for use by NII as working capital and for other corporate purposes.


C. In the event NII is unable to raise at least $50 million in equity funding from sources other than Nextel and Motorola on or prior to September 30, 1999, Nextel shall, subject to its receipt of qualifying equity proceeds that are permitted to be transferred to NII

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            pursuant to Nextel's public note indentures, transfer an additional
            $50 million to the account of NII as equity for use by NII as working capital and for other corporate purposes. The parties hereby agree that, other than as expressly provided in Sections I.A. and I.B. above, nothing contained in this MOU is intended to commit Motorola to extend any financing or to invest in any manner in Nextel or any subsidiary or affiliate of Nextel.


SECTION III. IN CONSIDERATION OF THE COMMITMENTS AND AGREEMENTS SET FORTH HEREIN, NII AGREES AS FOLLOWS:

A. From and after the date of this MOU, Motorola (or Motorola's designee) shall be granted NII Board of Directors Observation Rights, which shall permit Motorola (or Motorola's designee) to appoint one person who shall have the following rights with respect to NII Board of Directors' Meetings to: (i) receive notice of the time and place of, and an agenda for, all meetings of the Board of Directors concurrently with the dissemination of such information to the Directors, and in any event not less than five (5) business days in advance of meetings and forty-eight (48) hours in advance of telephonic or video conferences, (ii) receive all materials distributed to the Directors concurrently with the distribution to the Directors; provided that Motorola's representative shall not be entitled to (x) vote as a Board member, or (y) receive compensation from NII for its attendance at meetings.

B. From and after the date of this MOU, Motorola (or Motorola's designee) shall have the right to participate in NII's quarterly business review of all of its operating subsidiaries/ JVs.


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            IN WITNESS WHEREOF, the parties have entered into this MOU on the last date and year set forth below.



MOTOROLA, INC.,                      NEXTEL INTERNATIONAL, INC.,
a Delaware corporation               a Washington corporation,



/s/ JOHN OWINGS                      /s/ BYRON SILIEZAR
--------------------------           -------------------------------------
John Owings                          Byron Siliezar
Senior Vice President                Chief Financial Officer

Date:    May 3, 1999                 Date:          May 3, 1999
     ---------------------                --------------------------------

                                     NEXTEL COMMUNICATIONS, INC.,
                                     a Delaware corporation,



                                     /s/ STEVE SHINDLER
                                     ------------------------------------------
                                     Steve Shindler
                                     Vice President and Chief Financial Officer

                                     Date:            May 3, 1999
                                          -------------------------------------


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                                                                  EXECUTION COPY



                           NEXTEL INTERNATIONAL, INC.
                                 $56.65 MILLION
                       INCREMENTAL SENIOR SECURED FACILITY


                         Summary of Terms and Conditions

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I.  Parties
    -------

    BORROWER:                           Nextel International, Inc. ("NII" or the "Borrower")

    LENDERS:                            Motorola Credit Corporation ("MCC"), and/or one or more lenders designated by MCC
                                        (MCC and/or such lenders collectively, the "Lenders").


II. The Facility
    ------------

    TYPE AND AMOUNT
    OF FACILITY:                        Multiple-draw, non-revolving, term loan facility (the "Facility") in the aggregate amount not to exceed U.S. $56.65 million (the "Loans"). Funds may be drawn under the Facility if after giving effect to any requested drawdown, NII has a combined Unrestricted Cash (to be determined by the parties) and cash equivalents balance that does not exceed $15 million.
                                        Each drawdown shall be in increments of $5 million.

                                        The Facility shall be an incremental financing as permitted under clause
                                        (e) of the definition of "Permitted Indebtedness" of the Master Equipment
                                        Financing Agreement dated as of February 4, 1999 (as the same may have been or subsequently my be amended, modified, or supplemented) by and between Motorola
                                        Credit Corporation, as Administrative Agent and as Collateral Agent (in such respective capacities, the "Agent"), the lenders party thereto and Nextel
                                        International, Inc. (the "MEFA").


    AVAILABILITY
       PERIOD:                          The "Availability Period" shall be the period from the initial closing date of the Facility (the "Closing Date") through and including December 31, 2001 (the
                                        "Commitment Termination Date").


    AMORTIZATION:                       The principal amount of the Loans shall, subject to the mandatory prepayments provisions below, be repayable in a single payment on December 31, 2001 (the
                                        "Maturity Date").
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     USE OF PROCEEDS:                   The proceeds of the Loans shall be used for working capital and other corporate purposes.



III. Certain Payment Provisions
     --------------------------

     INTEREST RATES:                   The interest rate under the Facility shall be established with respect to each Loan at the time of drawdown, at NII's option, from among the following alternatives:

                                                    (i) U.S. Prime Rate plus 250 basis points, calculated
                                                    on the basis of 365/366-day year and actual number of
                                                    days elapsed, or

                                                    (ii) three-month LIBOR plus 500 basis points, calculated
                                                    on the basis of 360-day year and actual number of
                                                    days elapsed. If drawdown occurs on any date other than
                                                    an Interest Payment Date (as defined below) then the draw
                                                    will be made as a Prime Rate Loan and converted to a LIBOR
                                                    Loan on the next Interest Payment Date.

                                        Interest on the principal amount outstanding under the Loans shall be payable quarterly in arrears on each March 31, June 30, September 30, and December
                                        31 (each an "Interest Payment Date").

                                        At any time when NII is in default in the payment of any amount due under the
                                        Facility, such amount shall bear interest at 2% above the rate of interest otherwise applicable thereto.

     ARRANGEMENT FEE:                   An Arrangement Fee of 1% of the maximum Facility Amount shall be payable on the
                                        Closing Date


     COMMITMENT FEE:                    A Commitment Fee of 0.50% per annum shall be payable quarterly in arrears on each consecutive Interest Payment Date on the average daily available undrawn commitments for the then ending quarter under the Facility.


     OPTIONAL PREPAYMENTS
        AND COMMITMENT
        REDUCTIONS:                     Loans may be prepaid (without penalty or premium) and commitments may be permanently reduced by NII in minimum amounts to be agreed upon; provided that NII shall pay any funding breakage costs due to prepayment/cancellation. Any amounts prepaid or otherwise canceled cannot be reborrowed by NII.
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IV.  Ranking and Collateral
     ----------------------

                                        The indebtedness under the Facility shall rank at least pari passu with all of the
                                        Borrower's other senior indebtedness and shall be secured by a first priority security interest in the following assets whether now existing or hereafter arising:

                                                    (i) a pledge to Lenders of all of the shares of capital stock of
                                                    Clearnet Communications, Inc. (the "Clearnet Stock") held/owned by NII.

                                        The Lenders agree to release their lien on the Clearnet Stock if, and only if, simultaneously with the release of the lien NII provides substitute collateral in the form of $56.6 million in unencumbered cash held in an escrow account in a financial institution acceptable to the Lenders and pledged to the Lenders.

V.   Certain Conditions
     ------------------

     INITIAL CONDITIONS:                The availability of the Facility shall be conditioned upon satisfaction of, among other things, the following conditions precedent:

                                                    (i) NII shall have executed and delivered satisfactory and definitive financing and security documentation with respect to the Facility (the
                                                    "Credit Documentation").

                                                    (ii) The Lenders shall have received all fees required to be paid, and all expenses for which invoices have been presented.

                                                    (iii) The Lenders shall have received a first priority perfected security interest in all of the Clearnet Stock (including the delivery of stock certificates and stock transfer documents required to effectuate such first priority perfected security interest), free and clear of any and all other liens. In addition, the Lenders shall have completed its due diligence with respect to NII's ability to pledge the Clearnet Stock to the Lenders and related registration rights, and completed its review of Canadian regulatory, ownership and enforcement issues, and the Lenders shall be satisfied (in its sole discretion)
                                                    with the results of all of such due diligence.

                                                    (iv) The Lenders shall have completed to its satisfaction all due diligence reviews (including the reviews described



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                                                    above and all other legal, regulatory and financial reviews) of NII and its subsidiaries as it deems appropriate in its sole discretion.

                                                    (v) There shall be no breach of any covenant, representation, warranty, or other Event of Default or an event which, with the giving of notice, lapse of time, determination of materiality or fulfillment of any other applicable condition (or any combination thereof) would constitute an
                                                    Event of Default under the MEFA.

                                                    (vi) Nextel shall have contributed as equity in NII the sum of (a) all proceeds received from Motorola's exercise of certain warrants pursuant to the Memorandum of Understanding dated April [___], 1999 by and between Nextel and Motorola, Inc. (the "April 1999 MOU"), and (b) $50
                                                    million.

                                                    (vii) The Lenders shall have received opinions of outside counsel
                                                    (including, without limitation, foreign counsel) to NII (such counsel to be reasonably acceptable to the Lenders) covering such matters as may be reasonably requested by the Lenders.

                                                    (viii) NII shall have received all necessary consents and approvals
                                                    (regulatory or otherwise) to be obtained in connection with the
                                                    Facility, including, without limitation, any required consents under the public note indentures of NII.


    ON-GOING
       CONDITIONS:                      The making of each extension of credit shall be conditioned upon (a) the accuracy of all representations and warranties in the Credit Documentation (including, without limitation, the material adverse change and litigation representations described below), and (b) there being no default or event of default in existence at the time of such extension of credit under either the Facility or the MEFA.  As used herein and in the Credit Documentation a
                                        "MATERIAL ADVERSE CHANGE" shall mean any event, development or circumstance that has had or could reasonably be expected to have a material adverse effect on (a) the business, assets, property, condition (financial or otherwise), or prospects of the Borrower taken as a whole, (b) the legality, validity or enforceability of any of the Credit
                                        Documentation or the rights and remedies of the MCC thereunder or (c) the economic, political or regulatory environment in any jurisdiction that would reasonably be expected to adversely affect

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                                        the business, operations, properties or prospects of the Borrower taken as a whole.

VI.  Certain Documentation Matters
     -----------------------------

                                        The Credit Documentation shall contain the representations and warranties, covenants, events of default and all other terms and conditions contained in the
                                        MEFA(to the extent not modified herein), plus such additional ones as agreed upon by the parties.


     ASSIGNMENTS AND
        PARTICIPATIONS:                 The Lenders shall be permitted to assign all or any portion of the Loans, and/or to sell participations in their Loans and commitments.

     PAYMENTS:                          All payments of principal, interest and fees shall be made in U.S. dollars free of all present and future taxes, levies, duties, withholdings and other deductions of any nature.

     EXPENSES AND
        INDEMNIFICATION:                NII shall pay (a) all reasonable out-of-pocket expenses of Lender associated with the preparation, negotiation, documentation, execution, and delivery and administration of the Credit Documentation including, without limitation, any amendment or waiver with respect thereto (it being understood that, the portion of such fees, disbursements and other charges of counsel, counsel fees and ordinary expenses to be reimbursed by NII in connection with the preparation, execution and delivery of the Credit Documentation shall be limited to U.S. $50,000 and (b) all out-of-pocket expenses of the Lenders in connection with the enforcement of the
                                        Lenders' rights against NII.  In the event that Lenders determines that the Facility will not be closed, such amounts shall become immediately due and payable by NII.

                                        The Lenders (and their respective affiliates and officers, directors, employees, advisors and agents) will have no liability for, and will be indemnified and held harmless against, any loss, liability, cost or expense incurred in respect of the financing contemplated hereby or the use or the proposed use of proceeds thereof
                                        (except to the extent resulting from the gross negligence or willful misconduct of the indemnified party).

     GOVERNING LAW
        AND FORUM:                      State of Illinois; NII and its subsidiaries will submit to the non-exclusive jurisdiction of the courts of the State of Illinois.
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This Summary of Terms and Conditions is not meant to be, nor should it be construed as, an attempt to define all of the terms and conditions of the transactions contemplated hereby, nor is it intended to reflect specific document phrasing that will exist in the Credit Documentation. It is intended only to outline the basic points of business understanding around which binding legal documentation will be structured.

MCC agrees with you to make reasonable efforts to close the Facility on or prior to June 31, 1999. If, however, the Credit Documentation is not executed and delivered as provided herein before August 31, 1999 the commitments hereunder shall expire.